UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2006
CLARK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-31256 (Commission file number)	52-2103926 ( I.R.S. employer identification no.)

102 South Wynstone Park Drive North Barrington, Illinois (Address of principal executive offices)		60010 (Zip Code)
Registrant’s telephone number, including area code: (847) 304-5800
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 10, 2006, Clark, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 1, 2006, by and among the Company, AUSA Holding Company, a Maryland corporation (“AUSA”), and AUSA Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of AUSA (“Purchaser”). The Amendment is effective as of November 1, 2006.
     The Amendment modifies the Merger Agreement to reflect the parties’ original intention that consummation of the tender offer to be commenced by Purchaser be conditioned in part on the requirement that a majority of shares of Company Common Stock beneficially owned by Disinterested Stockholders (as defined in the Merger Agreement) be validly tendered prior to the expiration of the tender offer, and that Disinterested Stockholder Approval (as provided or referred to in Section 6.01(a) and Section 7.03 of the Merger Agreement) was not intended to operate as a condition to the merger, in which dissenting stockholders would have appraisal rights under Delaware law, that is expected to be effected following consummation of the tender offer. In addition, the Amendment expands the list of stockholders of the Company who are not considered Disinterested Stockholders.
     A copy of the Amendment is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit 2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of November 1, 2006, by and among the Company, AUSA Holding Company and AUSA Merger Sub, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARK, INC.
	By:	/s/ Thomas M. Pyra
Date: December 13, 2006		Thomas M. Pyra
President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of November 1, 2006, by and among the Company, AUSA Holding Company and AUSA Merger Sub, Inc.

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